UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2012

AMERICAN ELECTRIC TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Florida	000-24575	59-3410234
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6410 Long Drive, Houston, TX		77087
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 713-644-8182

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The voting results on the matters considered by the stockholders of American Electric Technologies, Inc. (the “Company”) at the Annual Meeting held June 14, 2012 were as follows:

1.	To elect five members to the Company’s Board of Directors:

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Arthur G. Dauber	4,526,958	185,050	1,618,135
J. Hoke Peacock II	4,339,178	372,830	1,618,135
Peter Menikoff	4,660,466	51,542	1,618,135
Neal Dikeman	4,671,464	40,544	1,618,135
Charles M. Dauber	4,497,058	214,950	1,618,135

2.	To ratify the selection of the independent registered public accounting firm for the fiscal year ending December 31, 2012. There were no Broker Non-Votes.

Votes For	Votes Against	Votes Withheld
6,329,472	413	258

3.	To approve an amendment to the 2007 Employee Stock Incentive Plan:

Votes For	Votes Against	Votes Withheld	Broker Non-Votes
4,680,728	26,822	4,458	1,618,135

4.	To approve the issuance of all shares of common stock upon conversion or exercise of securities issued, or issuable, pursuant to the Company’s April 13, 2012 private placement agreement.

Votes For	Votes Against	Votes Withheld	Broker Non-Votes
4,684,712	21,338	5,958	1,618,135

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN ELECTRIC TECHNOLOGIES, INC.

Date: June 19, 2012	By:	/s/ Frances Powell Hawes
Senior Vice President and CFO